Exhibit 10.2

[COMPANY LETTERHEAD]

[•], 2026

[Name]

via email

Transaction Bonus Agreement

Dear [Name]:

This letter sets forth the terms and conditions under which you are eligible to receive a transaction bonus in connection with a Change in Control (as defined in the National Storage Affiliates Trust 2024 Equity Incentive Plan (the "Plan") (a “Transaction”).

In recognition of your continued efforts in support of a Transaction, including your assistance in facilitating an orderly and efficient process, and to incentivize your continued employment with National Storage Affiliates Trust (the “Company”), NSA OP, LP, or any other operational subsidiary of the Company (each, an “Employer”) through the consummation of a Transaction (the “Closing Date”), you are hereby granted the transaction bonus opportunity described below. This letter agreement is expressly conditioned upon the completion of the first Transaction to occur on or before [June 30, 2027]. If no Transaction is consummated on or before such date, this letter agreement will automatically terminate and be of no further force or effect.

1.            Transaction Bonus. You will be eligible to receive an aggregate transaction bonus of $[●] (the “Transaction Bonus”), payable on the Closing Date, subject to [(i)] your continued employment with an Employer through the Closing Date and [(ii) your continued compliance with your obligations to the Company and its subsidiaries pursuant to the terms of your employment agreement through the Closing Date]. The Transaction Bonus will be paid on the Closing Date, subject to applicable tax withholdings. The Transaction Bonus will not be treated as base salary or as compensation for purposes of any other compensation or benefit plan, program, or arrangement. For the avoidance of doubt, you shall only be entitled to one Transaction Bonus under this letter.

2.            Acknowledgement. By signing below, you acknowledge and agree that the performance-based vesting LTIP Unit equity award granted to you in calendar year 2026 under the Plan will be cancelled immediately prior to the consummation of a Transaction without any payment therefore. For clarification, the foregoing shall not apply to or affect the time-based vesting LTIP Unit equity award granted to you in calendar year 2026, or any time-based or performance-based equity awards granted to you in prior years.

3.            Strictly Confidential. You hereby agree that you will keep the terms of this letter agreement confidential and will not, except as required by law, disclose such terms to any person other than your immediate family or professional advisers (who also must keep the terms of this letter agreement confidential).

4.            Amendment/Waiver. No provisions of this letter agreement may be amended, modified, waived or discharged except by a written document signed by you and an authorized representative of the Company.

5.            Successors. This letter binds any successor to all or substantially all of the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would have been obligated under this letter if no such succession had taken place.

6.            Entire Agreement. This letter agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof. Nothing contained herein constitutes a contract or guarantee of employment with the Company or any of its subsidiaries or affiliates (including an Employer) or is intended to change your status as an at-will employee (to the extent you are an at-will employee) in any way, and nothing herein shall in any way modify your employment agreement with the Company.

7.            Governing Law. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of Colorado.

8.            Counterparts. This letter agreement may be executed in two or more counterparts (including by facsimile or PDF), each of which will be deemed an original but all of which together will constitute one and the same instrument.

We thank you for your dedicated service and look forward to your continued service during this exciting time.

National Storage Affiliates Trust

By:
Name: [_________]
Title: [________]

Accepted and Agreed:

[Name]

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